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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1996 Incentive Stock Plan, the 1998 Employee Stock Purchase Plan, the 1998 Director Option Plan, and the 1999 Nonstatutory Stock Option Plan of Abgenix, Inc., and the Registration Statements on Form S-3 (Nos. 333-91699 and 333-82837) and in the related Prospectuses of Abgenix, Inc. of our report dated January 24, 2002 (except note 13 as to which the date is March 11, 2002), with respect to the consolidated financial statements of Abgenix, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

Palo Alto, California
March 28, 2002

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS